Exhibit 3.164
ARTICLES OF INCORPORATION
OF
VOCA CORPORATION OF AMERICA
     The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:
     FIRST: The name of the corporation shall be VOCA Corporation of America.
     SECOND: The place in Ohio where the principal office of the corporation is to be located is in the City of Dublin, County of Franklin.
     THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of Ohio Revised Code.
     FOURTH: The authorized number of shares of the corporation shall be one thousand (1,000), all of which shall be common shares, each without par value.
     FIFTH: The directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it, (B) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation, and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the articles of the corporation. The corporation shall have the right to repurchase, if, and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation. The authority granted in this Article Fifth of these articles shall not limit the plenary authority of the directors to purchase, hold, sell, transfer,. or otherwise deal with shares of any class or series, securities, or other obligations issued by the corporation- or authorized by its articles.
     SIXTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any share.